Exhibit 99.1

Stronghold Announces First Quarter 2024 Operating and Financial Results

Announces Formal Review of Strategic Alternatives

NEW YORK, May 2, 2024 – Stronghold Digital Mining, Inc. (NASDAQ: SDIG) (“Stronghold”, the “Company”, or “we”) today announced financial and operational results for the first quarter of 2024 and provided other strategic updates:

Recent Financial Highlights

•
The Company generated revenues of $27.5 million during the first quarter of 2024, up 27% sequentially and 59% year-over-year. Revenues comprised $26.7 million from cryptocurrency operations, $0.7 million from the sale of energy, and $0.1 million from other activities.

•
First quarter 2024 fixed costs were down 3% sequentially and 11% year-over-year, demonstrating Stronghold’s operating leverage and cost controls. Fixed costs include operations & maintenance expenses and general & administrative expenses, excluding stock-based compensation.

•	The Company earned GAAP Net Income of $5.8 million and non-GAAP Adjusted EBITDA of $8.7 million during the first quarter of 2024. [1]

Strategic Alternatives

Stronghold and its Board of Directors (“Board”) have initiated a formal strategic review process with the assistance of outside financial and legal advisors. The Company is considering a wide range of alternatives to maximize shareholder value, including, but not limited to, the sale of all or part of the Company, or another strategic transaction involving some, or all of, the assets of the Company. There is no deadline or definitive timetable set for the completion of the strategic alternatives process, and there can be no assurance any proposal will be made or accepted, any agreement will be executed, or any transaction will be consummated in connection with this review. Stronghold does not intend to make further announcements regarding the review process unless and until the Board approves a specific transaction or otherwise determines that further disclosure is appropriate. The Company has retained Cohen and Company Capital Markets as financial advisor and Vinson & Elkins LLP as legal advisor to support Stronghold’s management team and Board during the review process.

1 See Non-GAAP reconciliation table below.

“Stronghold’s Board and management team are committed to maximizing value for our shareholders and, to that end, have commenced a comprehensive and thorough review of strategic alternatives,” said Greg Beard, chairman and chief executive officer of Stronghold. “We have observed what we believe to be valuation dislocation when comparing Stronghold’s market value to valuations of public Bitcoin mining peers, merchant power companies, and data center and power generation assets trading in the market. We own over 130 megawatts of fully energized data center capacity with 4.1 exahash per second (“EH/s”) of installed hash rate capacity and potential to expand to beyond 7 EH/s through high-grading our fleet with current-generation Bitcoin miners.

“Unlike most other Bitcoin miners, we own over 750 acres of land with expansive access to water and fiber; we own the transmission lines that connect our assets to the attractive PJM grid; and our two wholly owned merchant power plants have over 160 megawatts (“MW”) of net output capacity and significant carbon capture potential. We believe that our 130 MW of existing Bitcoin mining capacity could potentially be expanded to over 400 MW for either Bitcoin mining or advanced computing, such as that which is used for artificial intelligence and machine learning.”

Bitcoin Mining Update and Voltus Agreement

Stronghold generated 546 Bitcoin during the first quarter of 2024, $0.7 million of energy revenue which represented the equivalent of 15 Bitcoin at the average price of Bitcoin during the period, and a total of 561 of Bitcoin-equivalent during the quarter, which was down approximately 11% versus the Bitcoin-equivalent production during the fourth quarter of 2023. Bitcoin mining economics began to recover over the course of 2023 and into early 2024 prior to the Bitcoin halving that took place on April 19, 2024. Bitcoin hash price, which is Stronghold’s preferred measure of conveying Bitcoin mining economics and represents revenue per unit of hash rate, thus capturing Bitcoin price, transaction fees, and network hash rate, averaged $92/PH/s per day during the first quarter of 2024, a 14% improvement from the fourth quarter 2023 average of $81/PH/s per day. Bitcoin price averaged $53,536 during the first quarter of 2024, up approximately 48% versus the $36,247 during the fourth quarter of 2023. The improvement in Bitcoin price was partially offset by the drop in transaction fees, which averaged 7.2% of block subsidies during the first quarter of 2024, down 740 basis points compared to 14.6% of block subsidies during the fourth quarter of 2023, and the rise in network hash rate, which averaged 554 EH/s during the first quarter of 2024, up 20% compared to the 460 EH/s network hash rate during the fourth quarter of 2023.

During April 2024, Stronghold mined 155 Bitcoin. The Company’s average hash rate was 3.6 EH/s during April, approximately flat versus the March 2024 average of 3.6 EH/s. Stronghold generated an estimated $9.4 million of revenue in April, down approximately 15% compared to the $11.1 million of revenue in April.

On March 22, 2024, PJM issued “Guidance on Co-Located Load,” and Stronghold believes that it qualifies as a PJM “Network” load which has the potential to enable ancillary revenue streams such as demand response earned by in-network loads, like the Company’s data centers. On April 26, 2024, Stronghold executed a Distributed Energy Resource and Peak Saver Agreement with Voltus, Inc. (“Voltus”) pursuant to which Voltus will assist the Company in registering for certain demand response and sync reserve programs in PJM that the Company believes will allow it to capture additional revenue.

Stronghold Carbon Capture Update

Stronghold has continued to progress the development of its carbon capture project. As previously announced, recent test results from the Scrubgrass Plant have demonstrated carbonation of up to 14% by starting weight of ash, up from prior estimates of up to 12%. Puro.earth Carbon Registry (“Puro”) registered the Company’s carbon capture project at the Scrubgrass Plant in late February. The Company is now in the audit process with Puro, with the goal of accreditation at the Scrubgrass Plant as early as the end of the second quarter of 2024. Please see the Carbon Capture Forum Presentation and the disclosures made in the Company’s Securities and Exchange Commission (“SEC”) filings for additional details and assumptions relating to the carbon capture initiative.

Liquidity and Capital Resources

As of March 31, 2024, and April 30, 2024, the Company had approximately $7.5 million and $8.0 million, respectively, of cash, cash equivalents, and Bitcoin on its balance sheet, which included zero Bitcoin and 26 Bitcoin, respectively. As of March 31, 2024, and April 30, 2024, the Company had principal amount of outstanding indebtedness of approximately $55.5 million and $55.3 million, respectively. Stronghold currently has approximately $0.3 million of remaining capital expenditures required related to its previously announced miner purchase agreements in 2024, and currently has no material capital commitments beyond June of 2024. As of April 30, 2024, Stronghold had approximately $3.4 million of capacity remaining under its at-the-market offering agreement (“ATM”) with H.C. Wainwright & Co., LLC. In 2023, Stronghold issued approximately $11.6 million of Class A common stock at an average price of $6.47 per share under its ATM for approximately $11.2 million of net proceeds, with approximately $0.4 million paid in commissions. The Company has not sold any of its shares under the ATM during 2024.

Conference Call

Stronghold will host a conference call today, May 2, 2024 at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time) with an accompanying presentation to discuss these results. To participate, a live webcast of the call will be available on the Investor Relations page of the Company’s website at ir.strongholddigitalmining.com. To access the call by phone, please use the following link Stronghold Digital Mining First Quarter 2024 Earnings Call. After registering, an email will be sent, including dial-in details and a unique conference call access code required to join the live call. To ensure you are connected prior to the beginning of the call, please register a minimum of 15 minutes before the start of the call.

A replay will be available on the Company's Investor Relations website shortly after the event at ir.strongholddigitalmining.com.

About Stronghold Digital Mining, Inc.

Stronghold is a vertically integrated Bitcoin mining company with an emphasis on environmentally beneficial operations. Stronghold houses its miners at its wholly owned and operated Scrubgrass Plant and Panther Creek Plant, both of which are low-cost, environmentally beneficial coal refuse power generation facilities in Pennsylvania.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release, including guidance, constitute “forward-looking statements.” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements and the business prospects of Stronghold are subject to a number of risks and uncertainties that may cause Stronghold’s actual results in future periods to differ materially from the forward-looking statements, including with respect to its potential carbon capture initiative and with respect to completing a strategic review process or entering into a transaction. These risks and uncertainties include, among other things: the hybrid nature of our business model, which is highly dependent on the price of Bitcoin; our dependence on the level of demand and financial performance of the crypto asset industry; our ability to manage growth, business, financial results and results of operations; uncertainty regarding our evolving business model; our ability to retain management and key personnel and the integration of new management; our ability to raise capital to fund business growth; our ability to maintain sufficient liquidity to fund operations, growth and acquisitions; our substantial indebtedness and its effect on our results of operations and our financial condition; uncertainty regarding the outcomes of any investigations or proceedings; our ability to enter into purchase agreements, acquisitions and financing transactions; public health crises, epidemics, and pandemics such as the coronavirus pandemic; our ability to procure crypto asset mining equipment from foreign-based suppliers; our ability to maintain our relationships with our third-party brokers and our dependence on their performance; our ability to procure crypto asset mining equipment including to upgrade our current fleet; developments and changes in laws and regulations, including increased regulation of the crypto asset industry through legislative action and revised rules and standards applied by The Financial Crimes Enforcement Network under the authority of the U.S. Bank Secrecy Act and the Investment Company Act; the future acceptance and/or widespread use of, and demand for, Bitcoin and other crypto assets; our ability to respond to price fluctuations and rapidly changing technology; our ability to operate our coal refuse power generation facilities as planned; our ability to remain listed on a stock exchange and maintain an active trading market; our ability to avail ourselves of tax credits for the clean-up of coal refuse piles; legislative or regulatory changes, and liability under, or any future inability to comply with, existing or future energy regulations or requirements; our ability to replicate and scale the carbon capture project; our ability to manage costs related to the carbon capture project; and our ability to monetize our carbon capture project, including through the private market; our ability to qualify for, obtain, monetize or otherwise benefit from the Puro registry and Section 45Q tax credits and  our ability to timely complete a strategic review process and our ability to consummate a transaction in connection with such process, in part or at all. More information on these risks and other potential factors that could affect our financial results are included in our filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K filed on March 8, 2024, and in our subsequently filed Quarterly Reports on Form 10-Q. The Company expects to file its Quarterly Report on Form 10-Q for the first quarter of 2024 on or around May 3, 2024. Any forward-looking statement or guidance speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements or guidance, whether because of new information, future events, or otherwise.

In January 2021, the Internal Revenue Service issued final regulations under Section 45Q of the Internal Revenue Code, which provides a tax credit disposed of in secure geological storage (in the event of direct air capture that results in secure geological storage, credits are valued at $180 per ton of carbon dioxide (“CO2” captured) or utilized in a manner that satisfies a series of regulatory requirements (in the event of direct air capture that results in utilization, credits are valued at $130 per ton of CO2 captured). We may benefit from Section 45Q tax credits only if we satisfy the applicable statutory and regulatory requirements, and we cannot make any assurances that we will be successful in satisfying such requirements or otherwise qualifying for or obtaining the Section 45Q tax credits currently available or that we will be able to effectively benefit from such tax credits. Additionally, the amount of Section 45Q tax credits from which we may benefit is dependent upon our ability to satisfy certain wage and apprenticeship requirements, which we cannot assure you that we will satisfy. We are currently exploring whether our carbon capture initiatives discussed herein would be able to qualify for any Section 45Q tax credit. It is not entirely clear whether we will be able to meet any required statutory and regulatory requirements, and qualification for any amount of Section 45Q credit may not be feasible with our currently planned direct air capture initiative. Additionally, the availability of Section 45Q tax credits may be reduced, modified or eliminated as a matter of legislative or regulatory policy. Any such reduction, modification or elimination of Section 45Q tax credits, or our inability to otherwise benefit from Section 45Q tax credits, could materially reduce our ability to develop and monetize our carbon capture program. These and any other changes to government incentives that could impose additional restrictions or favor certain projects over our projects could increase costs, limit our ability to utilize tax benefits, reduce our competitiveness, and/or adversely impact our growth. Any of these factors may adversely impact our business, results of operations and financial condition.

STRONGHOLD DIGITAL MINING, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31, 2024	December 31, 2023
ASSETS:
Cash and cash equivalents	$7,537,607	$4,214,613
Digital currencies	2,704	3,175,595
Accounts receivable	1,739,187	507,029
Inventory	4,085,923	4,196,812
Prepaid insurance	2,391,206	3,787,048
Due from related parties	97,288	97,288
Other current assets	2,215,805	1,675,084
Total current assets	18,069,720	17,653,469
Equipment deposits	—	8,000,643
Property, plant and equipment, net	144,269,680	144,642,771
Operating lease right-of-use assets	1,283,338	1,472,747
Land	1,748,440	1,748,440
Road bond	299,738	299,738
Security deposits	348,888	348,888
Other noncurrent assets	170,488	170,488
TOTAL ASSETS	$166,190,292	$174,337,184
LIABILITIES:
Accounts payable	$11,510,296	$11,857,052
Accrued liabilities	9,599,950	10,787,895
Financed insurance premiums	1,513,704	2,927,508
Current portion of long-term debt, net of discounts and issuance fees	12,058,049	7,936,147
Current portion of operating lease liabilities	729,821	788,706
Due to related parties	619,947	718,838
Total current liabilities	36,031,767	35,016,146
Asset retirement obligation	1,089,471	1,075,728
Warrant liabilities	13,532,709	25,210,429
Long-term debt, net of discounts and issuance fees	43,153,392	48,203,762
Long-term operating lease liabilities	639,586	776,079
Contract liabilities	67,244	241,420
Total liabilities	94,514,169	110,523,564
COMMITMENTS AND CONTINGENCIES
REDEEMABLE COMMON STOCK:
Common Stock – Class V; $0.0001 par value; 34,560,000 shares authorized; 2,405,760 shares issued and outstanding as of March 31, 2024, and December 31, 2023.	9,704,926	20,416,116
Total redeemable common stock	9,704,926	20,416,116
STOCKHOLDERS’ EQUITY:
Common Stock – Class A; $0.0001 par value; 685,440,000 shares authorized; 12,900,076 and 11,115,561 shares issued and outstanding as of March 31, 2024, and December 31, 2023, respectively.	1,290	1,112
Series C convertible preferred stock; $0.0001 par value; 23,102 shares authorized; 0 and 5,990 shares issued and outstanding as of March 31, 2024, and December 31, 2023, respectively.	1	1
Series D convertible preferred stock; $0.0001 par value; 15,582 shares authorized; 0 and 7,610 shares issued and outstanding as of March 31, 2024, and December 31, 2023, respectively.	—	1
Accumulated deficits	(314,994,985)	(331,647,755)
Additional paid-in capital	376,964,891	375,044,145
Total stockholders' equity	61,971,197	43,397,504
Total redeemable common stock and stockholders' equity	71,676,123	63,813,620
TOTAL LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS' EQUITY	$166,190,292	$174,337,184

STRONGHOLD DIGITAL MINING, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended
	March 31, 2024	March 31, 2023
OPERATING REVENUES:
Cryptocurrency mining	$21,291,058	$11,297,298
Cryptocurrency hosting	5,457,529	2,325,996
Energy	700,067	2,730,986
Capacity	—	859,510
Other	73,531	52,425
Total operating revenues	27,522,185	17,266,215
OPERATING EXPENSES:
Fuel	7,410,828	7,414,014
Operations and maintenance	8,241,725	8,440,923
General and administrative	6,598,346	8,468,755
Depreciation and amortization	9,514,654	7,722,841
Loss on disposal of fixed assets	—	91,086
Realized gain on sale of digital currencies	(624,107)	(326,768)
Unrealized gain on digital currencies	(1,227)	—
Realized gain on sale of miner assets	(36,012)	—
Impairments on digital currencies	—	71,477
Total operating expenses	31,104,207	31,882,328
NET OPERATING LOSS	(3,582,022)	(14,616,113)
OTHER INCOME (EXPENSE):
Interest expense	(2,263,409)	(2,383,913)
Loss on debt extinguishment	—	(28,960,947)
Changes in fair value of warrant liabilities	11,677,720	(714,589)
Other	10,000	15,000
Total other income (expense)	9,424,311	(32,044,449)
NET INCOME (LOSS)	$5,842,289	$(46,660,562)
NET INCOME (LOSS) attributable to noncontrolling interest	918,287	(18,119,131)
NET INCOME (LOSS) attributable to Stronghold Digital Mining, Inc.	$4,924,002	$(28,541,431)
NET INCOME (LOSS) attributable to Class A common shareholders:
Basic	$0.35	$(6.52)
Diluted	$0.35	$(6.52)
Weighted average number of Class A common shares outstanding:
Basic	13,989,820	4,375,614
Diluted	13,989,820	4,375,614

STRONGHOLD DIGITAL MINING, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended
	March 31, 2024	March 31, 2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$5,842,289	$(46,660,562)
Adjustments to reconcile net income (loss) to cash flows from operating activities:
Depreciation and amortization	9,514,654	7,722,841
Accretion of asset retirement obligation	13,743	13,051
Loss on disposal of fixed assets	—	91,086
Realized gain on sale of miner assets	(36,012)	—
Change in value of accounts receivable	213,040	1,002,750
Amortization of debt issuance costs	51,473	34,517
Stock-based compensation	1,939,120	2,449,324
Loss on debt extinguishment	—	28,960,947
Changes in fair value of warrant liabilities	(11,677,720)	714,589
Other	199,844	(12,139)
(Increase) decrease in digital currencies:
Mining revenue	(25,114,221)	(12,921,075)
Net proceeds from sale of digital currencies	28,387,631	12,286,573
Unrealized gain on digital currencies	(1,227)	—
Impairments on digital currencies	—	71,477
(Increase) decrease in assets:
Accounts receivable	(1,445,198)	4,959,865
Prepaid insurance	1,395,842	1,336,037
Due from related parties	—	(68,436)
Inventory	110,889	(229,175)
Other assets	(1,092,745)	(296,265)
Increase (decrease) in liabilities:
Accounts payable	(400,907)	(1,390,895)
Due to related parties	(98,891)	237,466
Accrued liabilities	(1,637,806)	(1,518,296)
Other liabilities, including contract liabilities	(302,388)	(125,146)
NET CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES	5,861,410	(3,341,466)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(244,605)	(13,738)
Proceeds from sale of property, plant and equipment, including CIP	180,000	—
NET CASH FLOWS USED IN INVESTING ACTIVITIES	(64,605)	(13,738)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of debt	(1,060,008)	(1,836,925)
Repayments of financed insurance premiums	(1,413,803)	(1,750,874)
Proceeds from exercise of warrants	—	273
NET CASH FLOWS USED IN FINANCING ACTIVITIES	(2,473,811)	(3,587,526)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	3,322,994	(6,942,730)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	4,214,613	13,296,703
CASH AND CASH EQUIVALENTS - END OF PERIOD	$7,537,607	$6,353,973

Use and Reconciliation of Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, including Adjusted EBITDA, as a measure of our operating performance. Adjusted EBITDA is a non-GAAP financial measure. We define Adjusted EBITDA as net income (loss) before interest, taxes, depreciation and amortization, further adjusted by the removal of one-time transaction costs, non-recurring expenses, realized gains and losses on the sale of long-term assets, expenses related to stock-based compensation, gains or losses on derivative contracts, gain or losses on extinguishment of debt, commissions on the sale of ash, or changes in the fair value of warrant liabilities in the period presented. See reconciliation below.

Our board of directors and management team use Adjusted EBITDA to assess our financial performance because they believe it allows them to compare our operating performance on a consistent basis across periods by removing the effects of our capital structure (such as varying levels of interest expense and income), asset base (such as depreciation, amortization, impairments, realized gains and losses on the sale of long-term assets) and other items (such as one-time transaction costs, expenses related to stock-based compensation, and gains and losses on derivative contracts) that impact the comparability of financial results from period to period. We present Adjusted EBITDA because we believe it provides useful information regarding the factors and trends affecting our business in addition to measures calculated under GAAP. Adjusted EBITDA is not a financial measure presented in accordance with GAAP. We believe that the presentation of this non-GAAP financial measure will provide useful information to investors and analysts in assessing our financial performance and results of operations across reporting periods by excluding items we do not believe are indicative of our core operating performance. Net income (loss) is the GAAP measure most directly comparable to Adjusted EBITDA. Our non-GAAP financial measure should not be considered as an alternative to the most directly comparable GAAP financial measure. You are encouraged to evaluate each of these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in such presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. There can be no assurance that we will not modify the presentation of Adjusted EBITDA in the future, and any such modification may be material. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider Adjusted EBITDA in isolation or as a substitute for analysis of our results as reported under GAAP. Our presentation of Adjusted EBITDA should be read in conjunction with the financial statements furnished in our Form 10-Q for the first quarter ended March 31, 2024, that the Company expects to file on or around May 3, 2024. Because Adjusted EBITDA may be defined differently by other companies in our industry, our definition of this non-GAAP financial measure may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

STRONGHOLD DIGITAL MINING, INC.
RECONCILIATION OF ADJUSTED EBITDA

	Three Months Ended
(in thousands)	March 31, 2024	March 31, 2023
Net Income (Loss)—GAAP	$5,842	$(46,661)
Plus:
Interest expense	2,263	2,384
Depreciation and amortization	9,515	7,723
Loss on debt extinguishment	—	28,961
Impairments on digital currencies	—	71
Non-recurring expenses[1]	837	682
Stock-based compensation	1,939	2,449
Loss on disposal of fixed assets	—	91
Realized gain on sale of miner assets	(36)	—
Realized gain on sale of digital currencies[2]	—	(327)
Changes in fair value of warrant liabilities	(11,678)	715
Accretion of asset retirement obligation	14	13
Adjusted EBITDA—Non-GAAP	$8,696	$(3,898)

1 Includes the following non-recurring expenses: One-time legal fees, out-of-the-ordinary major repairs and upgrades to the power plant, and other one-time items.

2 As previously disclosed, the Company adopted ASU 2023-08 effective January 1, 2024, using a modified retrospective transition method, with a cumulative-effect adjustment of approximately $0.1 million recorded to the opening balance of retained earnings. For 2024 and beyond, in conjunction with this accounting change, realized gains and losses on the sale of digital currencies will no longer be excluded from Adjusted EBITDA. Following the adoption of ASU 2023-08, realized gains (net of realized losses) on the sale of digital currencies were approximately $0.6 million and unrealized gains (net of unrealized losses) on digital currencies were insignificant for the three months ended March 31, 2024.

Investor Contact:

Matt Glover or Alex Kovtun
Gateway Group, Inc.
SDIG@gateway-grp.com
1-949-574-3860

Media Contact:

contact@strongholddigitalmining.com